Exhibit 99.1

News Release Three Radnor Corporate Center, Suite 301 100 Matsonford Road Radnor, PA 19087

FOR IMMEDIATE RELEASE

PVR PARTNERS ANNOUNCES THIRD QUARTER 2013 RESULTS

AND DECLARES CASH DISTRIBUTION

RADNOR, PA - October 24, 2013 … PVR Partners, L.P. (NYSE: PVR) (“PVR”) today reported financial and operational results for the three months ended September 30, 2013. In addition, PVR declared a quarterly distribution of $0.55 per unit.

Third Quarter Results

Third quarter 2013 highlights and results, with comparisons to results for the third quarter of 2012 (“last year”) and the second quarter of 2013 (“last quarter”), included the following:

•	Adjusted EBITDA of $79.9 million as compared to $61.2 million last year and $76.1 million last quarter.

•	Distributable Cash Flow (“DCF”) of $49.5 million as compared to $36.6 million last year and $49.0 million last quarter.

•	Average daily natural gas throughput volumes of 1.8 billion cubic feet per day (“Bcfd”) as compared with 1.0 Bcfd last year and 1.7 Bcfd last quarter.

In addition, on August 19 PVR sold its 25% membership interest in Thunder Creek Gas Services, L.L.C. for $58.6 million which resulted in a reported gain of $14.3 million. The $14.3 million gain is included in Other Revenue and has been subtracted from the calculation of Adjusted EBITDA and DCF.

Adjusted EBITDA and DCF are not Generally Accepted Accounting Principles (“GAAP”) measures. Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Quarterly Distribution

The Board of Directors of PVR GP, LLC, the general partner of PVR, declared a quarterly distribution of $0.55 per unit payable in cash on November 13, 2013 to common unitholders of record at the close of business on November 6, 2013. This distribution equates to an annualized rate of $2.20 per unit, which is unchanged from the distribution paid with respect to the second quarter of 2013 and represents a 1.9% increase over the distribution paid with respect to the third quarter of 2012.

Management Comment

“We are pleased with our third quarter results” said Bill Shea, President and CEO of PVR’s general partner. “The Eastern Midstream Segment continues to show progress in volumes over last year and last quarter and we expect that progress to continue. Our Midcontinent Midstream Segment benefitted from an improved commodity pricing environment, and our Coal and Natural Resource Management Segment has performed in-line with our expectations.”

PVR Reports Third Quarter 2013 Results	Page 2

Eastern Midstream Segment Results

The Eastern Midstream Segment reported third quarter 2013 results, with comparisons to third quarter 2012 results and the second quarter of 2013, as follows:

•	Adjusted EBITDA of $43.5 million as compared to $21.4 million last year and $38.1 million last quarter, primarily due to the continued development of internal growth projects and the acquisition of Chief Gathering LLC.

•	Quarterly average throughput volumes of 1.4 Bcfd as compared to 0.6 Bcfd last year and 1.3 Bcfd last quarter, reflecting growth on PVR’s existing systems, as well as the acquisition and expansion of the Chief Gathering systems.

Midcontinent Midstream Segment Results

The Midcontinent Midstream Segment reported third quarter 2013 results, with comparisons to third quarter 2012 results and the second quarter of 2013, as follows:

•	Adjusted EBITDA of $17.1 million as compared to $13.0 million last year and $14.9 million last quarter.

•	Quarterly average throughput volumes of 381 MMcfd as compared to 410 MMcfd last year and 382 MMcfd last quarter.

Coal and Natural Resource Management Segment Results

The Coal and Natural Resource Management Segment reported third quarter 2013 results, with comparisons to third quarter 2012 results and the second quarter of 2013, as follows:

•	Adjusted EBITDA of $19.3 million as compared to $26.8 million last year and $23.1 million last quarter. The year-over-year decline was primarily due to decreased coal production and pricing.

•	Coal royalty tons of 5.7 million tons as compared to 7.7 million tons last year and 6.9 million tons last quarter.

•	Coal royalties revenue of $20.8 million, or $3.66 per ton, as compared to $28.8 million, or $3.73 per ton last year and $23.2 million or $3.37 per ton last quarter.

Capital Investment and Resources

We invested $76.9 million on internal growth projects in our midstream businesses during the third quarter of 2013, of which $64.8 million was invested in the Eastern Midstream Segment.

In September PVR closed on a public offering of 5.5 million common units. The terms of the offering granted the underwriter the option to purchase a maximum of 825,000 additional common units. On October 16th, the underwriter purchased 600,000 units available under that option. Net proceeds from the offering, including the option exercised, totaled approximately $138.1 million and were used to repay a portion of the borrowings outstanding under PVR’s $1.0 billion revolving credit facility. As of September 30, 2013, we had borrowings of $332.5 million under our revolving credit facility.

PVR Reports Third Quarter 2013 Results	Page 3

Expansion Projects Update

The development and build-out of important growth projects in the Marcellus, Utica, Cline and Mississippian Lime continued during the third quarter of 2013.

•	As previously announced, PVR executed a definitive agreement with Hess Corporation to provide trunkline, gathering and compression services in the Utica Shale.

•	Two new compressor facilities in the Eastern Midstream Segment were completed and began operation. These facilities will help maintain volumes of PVR’s Susquehanna/Wyoming gathering system and increase the injection capacity into the Tennessee Gas Pipeline.

•	An additional phase of the Lycoming gathering system, for which Inflection Energy is the primary shipper, was completed and began service.

•	The PVR/Aqua joint venture water system put a new water truck loading facility into service, which will significantly expand the service territory reach for the water service to natural gas producers.

•	The Eastern Midstream Segment connected 25 wells during the third quarter for a total of 68 for the nine months ending September 30th. PVR currently anticipates connecting an additional 36 wells during the fourth quarter.

•	An additional 39 new wells were connected in the Midcontinent Midstream Segment during the third quarter for a total of 144 for the nine months ending September 30th.

Third Quarter 2013 Financial and Operational Results Conference Call

A conference call and webcast, during which management will discuss third quarter 2013 financial and operational results, is scheduled for Thursday, October 24, 2013 at 11:00 a.m. Eastern Daylight Time. Prepared remarks by members of company management will be followed by a question and answer period. Interested parties may listen via webcast at http://www.videonewswire.com/event.asp?id=96084 or by logging on using the link posted on our website, www.pvrpartners.com. Participants who would like to ask questions may join the conference via phone by dialing 800-860-2442 (international 412-858-4600) five to ten minutes before the scheduled start of the conference call (reference the PVR Partners call). An on-demand replay of the webcast will be available on our website shortly after the conclusion of the call. A telephonic replay of the call will be available through October 30 by dialing 877-344-7529 (international: 412-317-0088) and using conference playback number 10034216.

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PVR Partners, L.P. (NYSE: PVR) is a publicly traded limited partnership which owns and operates a network of natural gas midstream pipelines and processing plants, and owns and manages coal and natural resource properties. Our midstream assets, located principally in Texas, Oklahoma and Pennsylvania, provide gathering, transportation, compression, processing, dehydration and related services to natural gas producers. Our coal and natural resource properties, located in the Appalachian, Illinois and San Juan basins, are leased to experienced operators in exchange for royalty payments. More information about PVR is available on our website at www.pvrpartners.com.

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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

PVR Reports Third Quarter 2013 Results	Page 4

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This press release includes “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Partnership’s ability to control or predict, which could cause results to differ materially from those expected by management. Such risks and uncertainties include, but are not limited to, regulatory, economic and market conditions, our ability to complete the proposed merger with Regency Energy Partners L.P., the timing and success of business development efforts and other uncertainties. Additional information concerning these and other factors can be found in our press releases and public periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012 and most recently filed Quarterly Reports on Form 10-Q. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Stephen R. Milbourne
Director - Investor Relations
Phone: 610-975-8204
E-Mail: invest@pvrpartners.com

PVR PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - unaudited

(in thousands, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Natural gas	$92,005	$78,026	$282,830	$215,780
Natural gas liquids	104,585	96,237	298,563	316,161
Gathering fees	24,673	15,482	73,475	34,094
Trunkline fees	27,389	11,747	70,143	28,394
Coal royalties	20,816	28,760	66,990	91,150
Gain on sale of assets	—	31,292	—	31,292
Other	19,496	7,303	33,839	21,305

Total revenues	288,964	268,847	825,840	738,176

Expenses
Cost of gas purchased	163,824	147,246	489,106	453,543
Operating	17,506	17,587	50,026	47,530
General and administrative	13,402	11,531	40,359	34,574
Acquisition related costs	—	—	—	14,049
Impairments	—	—	—	124,845
Depreciation, depletion and amortization	47,133	31,992	138,032	84,301

Total expenses	241,865	208,356	717,523	758,842

Operating income	47,099	60,491	108,317	(20,666)

Other income (expense)
Interest expense	(28,358)	(20,288)	(78,362)	(45,616)
Derivatives	(965)	(1,524)	(560)	2,201
Interest income and other	112	104	1,238	329

Net income (loss)	$17,888	$38,783	$30,633	$(63,752)

Earnings (loss) per common unit, basic and diluted	$(0.09)	$0.16	$(0.47)	$(1.14)

Weighted average number of common units outstanding, basic and diluted	96,983	88,366	96,283	83,834

Weighted average number of Class B units outstanding	23,621	21,620	23,129	10,770
Weighted average number of Special units outstanding	10,346	10,346	10,346	5,173

Other data by segment:

Eastern Midstream:
Gathered volumes (MMcfd)	622	444	606	330
Trunkline volumes (MMcfd) (1)	804	169	716	127
Midcontinent Midstream:
Daily throughput volumes (MMcfd)	381	410	385	435
Coal and Natural Resource Management:
Coal royalty tons (in thousands)	5,684	7,703	19,023	23,584

(1)	Trunkline volumes include a significant portion of gathered volumes.

PVR PARTNERS, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS - unaudited

(in thousands)

	September 30,	December 31,
	2013	2012

Assets
Cash and cash equivalents	$7,901	$14,713
Accounts receivable	136,279	133,546
Assets held for sale	—	11,450
Derivative assets	229	—
Other current assets	5,127	5,446

Total current assets	149,536	165,155
Property, plant and equipment, net	2,166,092	1,989,346
Other long-term assets	784,652	844,208

Total assets	$3,100,280	$2,998,709

Liabilities and Partners’ Capital
Accounts payable and accrued liabilities	$159,225	$197,034
Deferred income	5,886	3,788
Derivative liabilities	691	—

Total current liabilities	165,802	200,822
Other long-term liabilities	30,976	35,468
Senior notes	1,300,000	900,000
Revolving credit facility	332,500	590,000
Partners’ capital	1,271,002	1,272,419

Total liabilities and partners’ capital	$3,100,280	$2,998,709

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cash flows from operating activities
Net income (loss)	$17,888	$38,783	$30,633	$(63,752)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on sale of assets	(14,302)	(31,292)	(14,302)	(31,292)
Depreciation, depletion and amortization	47,133	31,992	138,032	84,301
Impairments	—	—	—	124,845
Commodity derivative contracts:
Total derivative losses (gains) included in net income	965	1,524	560	(2,201)
Cash receipts (payments) to settle derivatives for the period	(123)	(1,332)	(313)	(8,578)
Non-cash interest expense	1,917	1,589	5,399	4,217
Non-cash unit-based compensation	1,248	1,086	3,356	4,643
Equity earnings, net of distributions received	1,961	697	5,635	142
Other	(291)	(231)	(3,359)	(929)
Changes in operating assets and liabilities	17,695	23,334	13,472	23,396

Net cash provided by operating activities	74,091	66,150	179,113	134,792

Cash flows from investing activities
Acquisitions	—	787	(2,334)	(850,156)
Additions to property, plant and equipment	(84,754)	(173,455)	(344,103)	(348,449)
Joint venture capital contributions	(500)	(10,200)	(10,700)	(21,900)
Proceeds from sale of assets	58,628	62,271	70,592	62,271
Other	246	268	2,118	908

Net cash used in investing activities	(26,380)	(120,329)	(284,427)	(1,157,326)

Cash flows from financing activities
Distributions to partners	(52,781)	(46,833)	(158,302)	(128,516)
Net proceeds (costs) from equity offering	124,643	(219)	124,643	577,743
Proceeds from issuance of senior notes	—	—	400,000	600,000
Repayments (proceeds) from borrowings, net	(125,000)	103,000	(257,500)	(6,000)
Cash paid for debt issuance costs	(158)	(617)	(9,695)	(19,206)
Other	(437)	—	(644)	—

Net cash provided by (used in) financing activities	(53,733)	55,331	98,502	1,024,021

Net increase (decrease) in cash and cash equivalents	(6,022)	1,152	(6,812)	1,487
Cash and cash equivalents - beginning of period	13,923	8,975	14,713	8,640

Cash and cash equivalents - end of period	$7,901	$10,127	$7,901	$10,127

PVR PARTNERS, L.P.

CERTAIN NON-GAAP FINANCIAL MEASURES - unaudited

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliation of Non-GAAP “Total Segment Adjusted EBITDA” to GAAP “Net income (loss)”:

Segment Adjusted EBITDA (a):
Eastern Midstream	$43,515	$21,440	$119,296	$49,060
Midcontinent Midstream	17,103	12,994	47,733	38,001
Coal and Natural Resource Management	19,312	26,757	65,018	84,176

Total segment adjusted EBITDA	$79,930	$61,191	$232,047	$171,237
Adjustments to reconcile total Segment Adjusted EBITDA to Net income (loss)
Depreciation, depletion and amortization	(47,133)	(31,992)	(138,032)	(84,301)
Impairments on PP&E	—	—	—	(124,845)
Acquisition related costs	—	—	—	(14,049)
Gain on sale of assets	14,302	31,292	14,302	31,292
Interest expense	(28,358)	(20,288)	(78,362)	(45,616)
Derivatives	(965)	(1,524)	(560)	2,201
Other	112	104	1,238	329

Net income (loss)	$17,888	$38,783	$30,633	$(63,752)

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Distributable cash flow”:
Net income (loss)	$17,888	$38,783	$30,633	$(63,752)
Depreciation, depletion and amortization	47,133	31,992	138,032	84,301
Impairments on PP&E	—	—	—	124,845
Acquisition related costs	—	—	—	14,049
Gain on sale of assets	(14,302)	(31,292)	(14,302)	(31,292)
Derivative contracts:
Derivative (gains) losses included in net income	965	1,524	560	(2,201)
Cash receipts (payments) to settle derivatives for the period	(123)	(1,332)	(313)	(8,578)
Equity earnings from joint ventures, net of distributions	1,961	697	5,635	142
Maintenance capital expenditures	(4,044)	(3,749)	(11,858)	(12,197)

Distributable cash flow (b)	$49,478	$36,623	$148,387	$105,317

Distribution to Partners:

Total cash distribution paid during the period	$52,781	$46,833	$158,302	$128,516

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Net income as adjusted”:
Net income (loss)	$17,888	$38,783	$30,633	$(63,752)
Impairments on PP&E and equity investments	—	—	—	124,845
Acquisition related costs	—	—	—	14,049
Gain on sale of assets	(14,302)	(31,292)	(14,302)	(31,292)
Adjustments for derivatives:
Derivative (gains) losses included in net income	965	1,524	560	(2,201)
Cash receipts (payments) to settle derivatives for the period	(123)	(1,332)	(313)	(8,578)

Net income, as adjusted (c)	$4,428	$7,683	$16,578	$33,071

(a)	Segment Adjusted EBITDA, or earnings before interest, tax and depreciation, depletion and amortization (“DD&A”), represents net income plus DD&A, plus impairments, plus acquisition related costs, minus gain on sale of assets, plus interest expense, plus or minus derivative losses or gains and minus other items included in net income. We believe EBITDA or a version of Adjusted EBITDA is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the natural gas midstream and coal industries. We use this information for comparative purposes within the industry. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income.
(b)	Distributable cash flow represents net income plus DD&A, plus impairments, plus acquisition related costs, minus gain on sale of assets, plus (minus) derivative losses (gains) included in net income, plus (minus) cash received (paid) for derivative settlements, minus equity earnings in joint ventures, plus cash distributions from joint ventures, minus maintenance capital expenditures. At management’s discretion, a fixed amount of $1.8 million per quarter in 2013 and $1.3 million per quarter in 2012 has been included in maintenance capital for well connects. Distributable cash flow is also the quantitative standard used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of publicly traded partnerships. Distributable cash flow is presented because we believe it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows, as a measure of liquidity or as an alternative to net income. For comparative purposes, prior year amounts exclude replacement capital expenditures.
(c)	Net income, as adjusted, represents net income adjusted to exclude the effects of non-cash impairment charges, one-time charges related to acquisitions and changes in the fair value of derivatives, minus gain on sale of assets. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the natural gas midstream industry. We use this information for comparative purposes within the industry. Net income, as adjusted, is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income.

PVR PARTNERS, L.P.

QUARTERLY SEGMENT INFORMATION - unaudited

(in thousands)

	Eastern Midstream
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Gathering fees	$24,021	$14,012	$71,162	$28,316
Trunkline fees	27,389	11,747	70,143	28,394
Other	309	1,041	(251)	2,687

Total revenues	51,719	26,800	141,054	59,397

Expenses
Operating	3,190	2,124	8,045	4,211
General and administrative	5,014	3,236	13,713	6,126
Acquisition related costs	—	—	—	14,049
Depreciation, depletion and amortization	25,355	11,867	71,461	22,322

Total expenses	33,559	17,227	93,219	46,708

Operating income	$18,160	$9,573	$47,835	$12,689

	Midcontinent Midstream
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Natural gas	$92,005	$78,026	$282,830	$215,780
Natural gas liquids	104,585	96,237	298,563	316,161
Gathering fees	652	1,470	2,313	5,778
Gain on sale of plant	—	31,292	—	31,292
Other	14,637	497	16,183	2,042

Total revenues	211,879	207,522	599,889	571,053

Expenses
Cost of gas purchased	163,824	147,246	489,106	453,543
Operating	11,591	11,164	32,519	31,642
General and administrative	5,059	4,826	16,229	16,575
Impairments	—	—	—	124,845
Depreciation, depletion and amortization	15,719	11,913	45,679	37,220

Total expenses	196,193	175,149	583,533	663,825

Operating income (loss)	$15,686	$32,373	$16,356	$(92,772)

	Coal and Natural Resource Management
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Coal royalties	$20,816	$28,760	$66,990	$91,150
Coal services	543	1,953	2,552	4,583
Timber	1,350	1,411	4,468	4,284
Oil and gas royalties	898	977	2,245	2,165
Other	1,759	1,424	8,642	5,544

Total revenues	25,366	34,525	84,897	107,726

Expenses
Operating	2,725	4,299	9,462	11,677
General and administrative	3,329	3,469	10,417	11,873
Depreciation, depletion and amortization	6,059	8,212	20,892	24,759

Total expenses	12,113	15,980	40,771	48,309

Operating income	$13,253	$18,545	$44,126	$59,417

(1)	Includes a $31.3 second quarter gain on sale of plant and a $8.7 million impairment charge related to an equity investment in the fourth quarter of 2012.

PVR PARTNERS, L.P.

DERIVATIVE CONTRACT SUMMARY - unaudited

As of September 30, 2013

	Average Volume Per Day		Swap Price

Crude oil swap (WTI)	(barrels	)	(per barrel	)
Fourth quarter 2013	500		$94.80

Natural gas swaps (1)	(MMBtu	)	(per MMBtu	)
Fourth quarter 2013	5,500		$3.823

Propane swap - OPIS Conway	(gallons	)	(per gallon	)
Fourth quarter 2013	42000		$1.00875

Our exposure profile with respect to commodity prices depends on many factors, including inlet volumes, plant operational efficiencies, contractual terms, and the price relationship between ethane and natural gas.

We anticipate operating our plants in “ethane rejection” for the remainder of 2013. Under this operational mode, we estimate that for every $1.00 per MMBtu change in the natural gas price, our natural gas midstream gross margin and operating income for the remainder of 2013 would change by $4.7 million, excluding the effect of the natural gas hedges described above, and all other factors remaining constant. The natural gas hedges described above would reduce the net impact to $4.2 million.

Similarly, for every $5.00 per barrel change in crude oil prices, with all other factors remaining constant, and excluding the effect of the 2013 crude oil derivative described above, we estimate that our natural gas midstream gross margin and operating income would change by $0.5 million. The crude oil hedge described above would reduce the net impact to $0.2 million.

For every $0.05 per gallon increase in the price of ethane with all other factors remaining constant, we estimate that our gross margin and operating income will decrease by $0.7 million while operating in ethane rejection. Finally, for every $0.05 per gallon increase in the price of other NGLs with all other factors remaining constant, we estimate that our gross margin and operating income will increase by $0.4 million. The propane hedge described above would reduce the net impact to $0.2 million.

(1)	The natural gas swaps settle against the monthly index price reported in Inside FERC’s Natural Gas Market Report for Southern Star Central Gas Pipeline (Texas, Oklahoma, Kansas), which has historically tended to be settled at a lower price than the Henry Hub national benchmark. A significant portion of our physical gas sales are also priced using this reported monthly index.

PVR PARTNERS, L.P.

OPERATING STATISTICS

($ Amounts in 000s)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
EASTERN MIDSTREAM

Volumes (MMcfd)
Lycoming Trunkline	293	169	323	127
Wyoming Trunkline	511	—	393	—

Total Trunkline Volume	804	169	716	127

Lycoming Gathering	248	203	236	144
Wyoming Gathering	210	149	197	137
East Lycoming Gathering	106	75	115	40
Bradford Gathering	50	13	50	7
Preston Gathering	—	—	—	—
Greene Gathering	8	4	8	2

Total Gathering	622	444	606	330

Total Throughput	1,426	613	1,322	457

Total Trunkline Fees	$27,389	$11,747	$70,143	$28,394
Total Gathering Fees	$24,021	$14,012	$71,162	$28,316

Trunkline Fees / Mcf	$0.37	$0.76	$0.36	$0.82
Gathering Fees / Mcf	$0.42	$0.34	$0.43	$0.31

MIDCONTINENT MIDSTREAM

Volumes (MMcfd)
Panhandle System	329	360	332	349
Crossroads System (1)	—	—	—	36
Crescent System	29	26	29	24
Hamlin System	6	6	6	7

Total Processing Systems	364	392	367	416

Arkoma System	9	9	9	9
North Texas System	8	9	8	10

Total Gathering Only Systems	17	18	18	19

Total All Systems	381	410	385	435

Total Gathering and Processing Fees, Net (2)	$33,418	$28,487	$94,600	$84,176

Fees Per Mcf	$0.95	$0.75	$0.90	$0.71

(1)	Crossroads System was sold July 3, 2012
(2)	Processing fees include revenues from natural gas, natural gas liquids and gathering fees less cost of gas purchased

COAL PRODUCTION

Coal royalty tons by region (000s)
Central Appalachia	2,609	3,546	8,010	11,090
Northern Appalachia	375	1,013	2,382	2,911
Illinois Basin	424	801	1,753	2,900
San Juan Basin	2,276	2,343	6,878	6,683

Total Tons	5,684	7,703	19,023	23,584

Total Coal Royalties	$20,816	$28,760	$66,990	$91,150

Average Coal Royalty per ton	$3.66	$3.73	$3.52	$3.86